Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Endeavour Silver Corp
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-05-29
Reporting Entity ESTMA Identification Number	E850912		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Elizabeth Senez				Date	2024-05-29
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Endeavour Silver Corp				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E850912
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	Federal Government of Mexico	National Water Commission			99,000					99,000	Water Permit Fees
Mexico	Federal Government of Mexico	Secretariat of the Economy			885,000					885,000	Concession Fees
Mexico	Federal Government of Mexico	Treasury Federation	9,873,000	1,100,000						10,973,000	Income Taxes, Custom Fees and Taxes; Extraordinary Mining Duties and Special Mining Duties
Mexico	Municipal Government of San Sebastian				455,000					455,000	Construction Permits
Additional Notes:	1) All amounts have been reported in United States dollars ("USD"). Amounts paid in currencies other than USD have been translated at the weighted average of the exchange rates during the reporting period (MXN/USD exchange rate 0.05822)
2) All amounts have been rounded to the nearest US$1,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Endeavour Silver Corp				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E850912
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Mexico	El Cubo Mine	74,000		28,000					102,000
Mexico	Bolanitos Mine	39,000	300,000	86,000					425,000
Mexico	Guanacevi Mine	7,359,000	800,000	71,000					8,230,000
Mexico	Guadalupe Project			137,000					137,000
Mexico	Pitarrilla Project	5,000		124,000					129,000
Mexico	Terronera Project	32,000		799,000					831,000
Mexico	Exploration Projects	2,364,000		194,000					2,558,000
Additional Notes[3]:	1) All amounts have been reported in United States dollars ("USD"). Amounts paid in currencies other than USD have been translated at the weighted average of the exchange rates during the reporting period (MXN/USD exchange rate 0.05822)
	2) All amounts have been rounded to the nearest US$1,000